Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 16, 2010 with respect to the consolidated balance sheet of NorthStar Real Estate Income Trust, Inc. and its subsidiary contained in the Registration Statement and Preliminary Prospectus (File No. 333-157688). We consent to the use of the aforementioned report in this Registration Statement and Preliminary Prospectus on Form S-11 and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
New York, New York
May 7, 2010